Exhibit 99.1

1600 Cantrell Road
Little Rock, AR 72201

News Release	For Immediate Release

Dillard’s, Inc. Amends and Extends Revolving

Credit Facility

LITTLE ROCK, Ark. – March 17, 2025 – Dillard’s, Inc. (DDS-NYSE) (“Dillard’s” or “the Company”) announced that it has amended and extended its $800 million senior secured revolving credit facility consistent with the Company’s liquidity needs. A $200 million expansion option remains in place. The new maturity date is March 12, 2030.

The credit facility is available to the Company for general corporate purposes including, among other uses, working capital financing, the issuance of letters of credit, capital expenditures and, subject to certain restrictions, the repayment of existing indebtedness and share repurchases. There are no financial covenant requirements under the amended credit agreement provided availability exceeds $80 million and no specified event of default has occurred or is continuing.

The credit facility was arranged by JPMorgan Chase Bank, N.A.

Contact:	Julie J. Guymon
(501) 376-5965
julie.guymon@dillards.com

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